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                                                                   EXHIBIT 10.26


             NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT


         THIS AGREEMENT is made and entered into as of this 22nd day of September, 2000, by and among FLEET NATIONAL BANK, a national banking association, as Agent for itself and other lenders (hereinafter called the "Lender"), Aronex Pharmaceuticals. Inc. (hereinafter called the "Tenant") and Woodlands VTO 2000 Commercial, L.P., a Texas Limited Partnership, which is an affiliate of The Woodlands Commercial Properties Company, L.P., a Texas Limited Partnership its successors and assigns (hereinafter called the "Landlord").


                                   WITNESSETH:

         WHEREAS, Landlord owns certain real property located in Montgomery County, Texas, and more particularly described in Exhibit A attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

         WHEREAS, Tenant and Landlord or Landlord's predecessor made and entered into that certain Lease Agreement, dated April 4, 1997 with respect to certain premises constituting the Property therein described (said Lease Agreement, as amended, being hereinafter called the "Lease" and premises being hereinafter called the "Leased Premises"); and

         WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Deed of Trust and Security Agreement in favor of Lender to be recorded in the Office of the Records of Montgomery County, prior to the recording of this Agreement (said Deed of Trust and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

         WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Lender to be recorded in Office of the Records of Montgomery County, prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

         WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

         1. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in case Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act, omission, misrepresentation or breach of warranty of any prior lessor Under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (f) bound by any consent by any lessor under the Lease


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to any assignment or sublease of the lessee's interest in the Lease made without also obtaining Lender's prior written consent; or (g) liable for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property (including, but not limited to, any provisions relating to renewal options and options to expand), and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other immediate action against Lender or any Purchaser; or (h) bound by any provisions of the Lease for completion of any improvements with respect to the Leased Premises or for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space; or (i) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender. Tenant acknowledges and agrees that Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Leased Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Security Deed and is hereby waived and released as against Lender. Tenant further acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement, and Tenant waives any requirement to the contrary in the Lease.

         2. Attornment. Unless the Lease is terminated in accordance with Paragraph I, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph I.

         3. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed and all other security documents now or hereafter securing payment of any indebtedness of Landlord to any lender benefitted by the Security Deed which covers or affects the Property (hereinafter referred to as the "Security Documents"), and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed and the Security Documents and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed and the Security Documents. Without limitation of any other provision hereof, Lender may at its option and without joinder or further consent of Tenant, Landlord or any other party, at any time after the date hereof, subordinate the lien of the Security Deed (or any other lien or security interest held by Lender which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination, and in the event of any such election by Lender to subordinate, Tenant will execute any documents required to evidence such subordination; provided, however, that notwithstanding that the Lease may by unilateral subordination by Lender hereafter be made superior to the lien of the Security Deed, the provisions of the Security Deed relative to the rights of Lender with respect to proceeds arising from a condemnation or casualty shall be prior and superior to and shall control over any contrary provisions in the Lease.


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         4. Assignment of Leases. Tenant hereby acknowledges that all of
Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Security Deed and the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured there and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Security Deed and the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Security Deed and the Assignment of Leases, and Lender assumes duty , liability or obligation under the Lease.

         5. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or any holder(s) of any of the indebtedness or other obligations secured by the Security Deed and the Security Documents, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications the Lease, (e) that no default, or state of facts which with the passage of time or notice (or both) could constitute a default, exist under the Lease, and (f) such other matters as may be reasonably requested.

         6. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provision the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attention: Real Estate Division

and

Fleet National Bank
115 Perimeter Center Place, N .E.
Atlanta, Georgia 30346
Attention: Dan Silbert

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at 8707 Technology Forest Dr. The Woodlands, TX 77381, or to such other address as may be designated by written notice from Tenant to Lender.

         7. No Further Subordination. Except as expressly provided to the contrary in Paragraph 3 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further


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subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

         8. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

         9. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed, the Assignment of Leases or any other agreement relating to the loan secured thereby.

         10. Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions this agreement.

         11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

         12. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.



                                         LENDER:

                                         FLEET NATIONAL BANK, a national
                                         banking association, as Agent

                                         By: /s/Daniel L. Silbert

                                         Name: Daniel L. Silbert

                                         Title: Vice President



                                         TENANT:

                                         Aronex Pharmaceuticals, Inc,

                                         By: /s/Terance A. Murnane

                                         Name: Terance A. Murnane

                                         Title: Controller



                                         LANDLORD:

                                         Woodlands VTO 2000 Commercial,
                                         L.P., a Texas Limited Partnership


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                                         By:  Woodlands VTO 2000 Commercial
                                         GP, L.L.C., a Texas Limited
                                         Liability Company, its sole
                                         general partner

                                         By: /s/John S. Landrum

                                         Name: John S. Landrum

                                         Title: Chief Investment Officer



                          METES AND BOUNDS DESCRIPTION

             3.6147 ACRES OUT OF THE HENRY APPLEWHITE SURVEY, A-51,

                            MONTGOMERY COUNTY, TEXAS

A tract or parcel of land containing 3.6147 acres out of the Henry Applewhite Survey, Abstract No.51, Montgomery County, Texas, being a portion of Restricted Reserve "A" of the Medical Research Park Section 7 Subdivision as recorded in Cabinet "J," Sheets 69 & 70 of the Montgomery County Map Records (M.C.M.R.), said 3.6147 acres being more particularly described by metes and bounds as follows: (The basis of bearings for this description are the plat calls on said Medical Research Park Section 7 recorded subdivision plat)

BEGINNING at a 5/8-inch iron rod found at the intersection of the southwest line of the 80-feet wide Gulf States Utilities Company easement, as recorded under Clerk's File No.9203255 of the Real Property Records of Montgomery (R.P.R.M.C.), and the northwest line of Technology Forest Place (80 feet wide), as recorded on said Medical Research Park Section 7 Subdivision plat, being the east corner of the herein described tract, having Texas State Plane Coordinates of X = 3,112,035.43 (E); Y = 872,045.58 (N) and bearing NORTH 13 degrees 16 minutes 34 seconds WEST, 1,273.55 feet from the southeast corner of said Henry Applewhite Survey;

THENCE SOUTH 43 degrees 32 minutes 24 seconds WEST, 269.50 feet along said northwest line of Technology Forest Place to a 5/8-inch iron rod set at the south corner of the herein described tract;

THENCE NORTH 46 degrees 27 minutes 36 seconds WEST, 163.00 feet to a 5/8-inch iron rod found at a southwesterly interior corner of the herein described tract;

THENCE SOUTH 43 degrees 32 minutes 24 seconds WEST, 79.30 feet to a 5/8-inch iron rod found at a southwesterly corner of the herein described tract;

THENCE NORTH 46 degrees 27 minutes 36 seconds WEST, 143.00 feet to a 5/8-inch iron rod found at a westerly corner of the herein described tract;

THENCE NORTH 43 degrees 32 minutes 24 seconds EAST, 31.44 feet to a 5/8-inch iron rod found at a westerly interior corner of the herein described tract;

THENCE NORTH 01 degrees 03 minutes 47 seconds EAST, 62.78 feet to a 5/8-inch iron rod found at a westerly interior corner of the herein described tract;

THENCE NORTH 46 degrees 27 minutes 36 seconds WEST, 114.69 feet to a 5/8-inch iron rod set at a westerly corner of the herein described tract, lying in the southeast line of a 35-feet wide storm sewer easement, as recorded on said Medical Research Section 7 Subdivision plat;


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THENCE NORTH 09 degrees 32 minutes 24 seconds EAST, 39.19 feet along said southeast line of the 35-feet wide storm sewer easement to a 5/8-inch iron rod set at a westerly corner of the herein described tract;

THENCE NORTH 43 degrees 32 minutes 24 seconds EAST, 297.94 feet along said southeast line of the 35-feet wide storm sewer easement to a 5/8-inch iron rod found at the north corner of the herein described tract, lying in said southwest line of the 80-feet wide Gulf States Utilities Company easement;

THENCE SOUTH 39 degrees 41 minutes 38 seconds EAST, 119.92 feet along said southwest line of the 80-feet wide Gulf States Utilities Company easement to a 5/8-inch iron rod found at a northeasterly corner of the herein described tract;

THENCE SOUTH 39 degrees 24 minutes 41 seconds EAST, 368.70 feet along said southeast line of the 80-feet wide Gulf States Utilities Company easement to the POINT OF BEGINNING, containing 3.6147 acres of land. Reference is made to the above description on Drawing No. C- 469 in the office of S & V Surveying, Inc.



                                             S & V SURVEYING, INC.




                                             BY:



June I, 1999
Revised January 17,2000
Revised January 21,2000
Job No. 70206-000-0-DEV
Drawing No. S& V /C-469


70206-3.6147 (Aronex)